Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
KINDER MORGAN, INC.

Kinder Morgan, Inc., a corporation organized and existing under the laws of the State of Kansas (the "Corporation"), hereby certifies as follows:

1.

Kinder Morgan, Inc. was originally incorporated under the name Kansas Pipe Line & Gas Company and the original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Kansas on May 18, 1927.  The Board of Directors of the Corporation adopted Restated Articles of Incorporation on August 16, 1988, and the Corporation subsequently amended said Restated Articles of Incorporation with the approval of its stockholders on July 13, 1994, as further corrected on August 30, 1995 and amended on
April 30, 1998, October 7, 1999, May 10, 2005 and October 20, 2005.

2.

These Amended and Restated Articles of Incorporation of the Corporation have been duly adopted by the Corporation's Board of Directors and stockholders in conformity with Section 17-6605 of the General Corporation Code of the State of Kansas and restate, integrate and further amend the provisions of the Corporation's Restated Articles of Incorporation.

The text of the Corporation's Restated Articles of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE ONE
NAME

The name of the corporation (the "Corporation") is Kinder Morgan, Inc.

ARTICLE TWO

REGISTERED OFFICE AND RESIDENT AGENT

The address of the Corporation's registered office in the State of Kansas is 2101 SW 21st Street, in the City of Topeka, County of Shawnee, Kansas 66604.  The name of its resident agent at such address is National Registered Agents, Inc. of KS.

ARTICLE THREE

NATURE OF BUSINESS

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Code of the State of Kansas.

In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE FOUR
AUTHORIZED CAPITAL

SECTION 1

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100 shares of common stock, par value $0.01 per share.

SECTION 2

No holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

SECTION 3

The Kansas Control Share Acquisition Act (K.S.A. 17-1286 et seq.), as amended, shall not apply to "control share acquisitions" (as defined therein) of shares of this Corporation.

SECTION 4

The Kansas Business Combinations With Interested Shareholders Act (K.S.A. 17-12,100 et seq.), as amended, shall not apply to any "business combination" (as defined therein) of the Corporation with any "interested stockholder" (as defined therein) of the Corporation.

ARTICLE FIVE
DIRECTORS

The number of directors as of the date of the filing of these Amended and Restated Articles of Incorporation shall be three (3).  Thereafter, the number of directors which shall constitute the Board of Directors shall be as fixed by or in the manner provided in the Bylaws of the Corporation.  Election of directors need not be by written ballot unless and to the extent that the Bylaws of the Corporation so provide.

ARTICLE SIX
BYLAWS

The Bylaws of the Corporation may from time to time be amended or repealed, or new Bylaws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon, or (ii) by a majority of the full Board of Directors, and any change so made by the stockholders may thereafter be further changed by a majority of the directors; provided, however, that the power of the Board of Directors to amend or repeal the Bylaws, or to adopt new Bylaws, (A) may be denied as to any Bylaws or portion thereof by the stockholders if at the time of enactment the stockholders shall so expressly provide, and (B) shall not divest the stockholders of their power, nor limit their power, to amend or repeal the Bylaws, or to adopt new Bylaws.

ARTICLE SEVEN
INDEMNIFICATION

The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the laws of the State of Kansas.

Without limiting the generality of the foregoing provisions of this Article Seven, to the fullest extent permitted or authorized by the laws of the State of Kansas, including, without limitation, the provisions of subsection (b)(8) of K.S.A. 17-6002 as now in effect and as it may from time to time hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of the limitation of liability provided by the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

ARTICLE EIGHT
COMPROMISE WITH CREDITORS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6901 and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6808 and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as such court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE NINE
BOOKS AND RECORDS

The books of the Corporation may be kept (subject to any provision contained in the statutes of the State of Kansas) outside the State of Kansas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE TEN
AMENDMENT OF ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN TESTIMONY WHEREOF, Kinder Morgan, Inc. has caused these Amended and Restated Articles of Incorporation to be signed and attested to by its duly authorized officer on this 30th day of May, 2007.

KINDER MORGAN, INC.

By:	/s/ Joseph Listengart
Name:	Joseph Listengart
Title:	Vice President